EFFECTIVE AUGUST 6, 2015

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 6, 2015

Key Tronic Corporation
(Exact name of registrant as specified in its charter)

Washington	0-11559	91-0849125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4424 North Sullivan Road, Spokane Valley, Washington		99216
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (509) 928-8000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
First Amendment to Amended and Restated Credit Agreement
On August 6, 2015, Key Tronic Corporation entered into a First Amendment to the Amended and Restated Credit Agreement (the “First Amendment”) and a Second Replacement Revolving Line of Credit Note (the “Second Replacement Revolving Note”) with Wells Fargo Bank, National Association. The First Amendment amends the Amended and Restated Credit Agreement dated as of September 3, 2014 and the Second Replacement Revolving Note replaces in its entirety the First Replacement Revolving Line of Credit Note dated as of September 3, 2014 and all modifications thereto.

The First Amendment amends the Amended and Restated Credit Agreement to increase Key Tronic Corporation’s revolving line of credit facility from up to $30.0 million to up to $45.0 million evidenced by the Second Replacement Revolving Note.

The foregoing is only a summary of the First Amendment and Second Replacement Revolving Note and does not purport to be a complete description of the First Amendment and Second Replacement Revolving Note and is qualified in its entirely by reference to the First Amendment to Amended and Restated Credit Agreement and Second Replacement Revolving Line of Credit Note copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description
10.1	First Amendment to Amended and Restated Credit Agreement by and between Key Tronic Corporation and Wells Fargo Bank, National Association, dated as of August 6, 2015.
10.2	Second Replacement Revolving Line of Credit Note dated as of August 6, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TRONIC CORPORATION (Registrant)
Date: August 11, 2015

	By:	/s/ Brett R. Larsen
Brett R. Larsen, Executive Vice President of Administration, CFO and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	First Amendment to Amended and Restated Credit Agreement by and between Key Tronic Corporation and Wells Fargo Bank, National Association, dated as of August 6, 2015.
10.2	Second Replacement Revolving Line of Credit Note dated as of August 6, 2015.